Exhibit 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (No. 33-62901, 33-23261, 333-45156) and Form S-3 (No. 333-12781).



                            ARTHUR ANDERSEN LLP

Chicago, Illinois
June 29, 1998



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